UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         DELTA ENTERTAINMENT GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                         3562                   27-1059780
 ---------------------------       -----------------           --------------
(State or other jurisdiction      (Primary Industrial         (I.R.S. Employer
     of Incorporation)            Classification Code)       Identification No.)

                               1400 NW 65th Avenue
                                      Bay A
                              Plantation, FL 33312
                                  (818)539-6507
                -------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Michelle Tucker
                              7359 Ballantrae Court
                            Boca Raton, Florida 33496
                                  (818)539-6507
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

           Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             Jeffrey G. Klein, P.A.
                            2600 North Military Trail
                                    Suite 270
                            Boca Raton, Florida 33431
                                  (561)997-9920

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer |_|                        Accelerated Filer |_|
Non-accelerated Filer   |_|                        Smaller Reporting Company |X|
(Do not check if a small reporting company.)

                         CALCULATION OF REGISTRATION FEE

Title of                           Proposed       Proposed
Each Class                          Maximum        Maximum
Of Securities        Amount        Offering       Aggregate       Amount of
To Be                to be         Price Per      Offering       Registration
Registered         Registered       Share(1)        Price           Fee(2)
-------------      ----------      ---------      ---------      ------------
Common Stock       16,555,315        $.001          16,555           $1.18
_________

[1] No exchange or over-the-counter market exists for Delta Entertainment Group, Inc.'s common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

[2] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the spin-off of the Registrant from Beta Music Group, Inc. (as described in the Prospectus which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-off will be consummated as contemplated by the Prospectus. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

                  THE DATE OF THIS PROSPECTUS IS MARCH __, 2010

                                   PROSPECTUS

                         DELTA ENTERTAINMENT GROUP INC.

                              7359 Ballantrae Court
                            Boca Raton, Florida 33496
                                  (818)539-6507

                        16,555,315 SHARES OF COMMON STOCK

         These shares are to be distributed by Beta Music Group, Inc. , as a dividend to its shareholders who are entitled to such dividend, on the basis of one (1) registered Delta Entertainment Group, Inc. share for every one share of Beta Music Group, Inc. beneficially owned as of the record date, which is the close of business (local time) on December 15, 2009 (the "Record Date"). No national securities exchange or the Nasdaq Stock Market lists the securities offered.

           PLEASE SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement and any amendment thereto is filed with the Securities and Exchange Commission and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

Heading                                                                     Page
-------                                                                     ----

Summary of Offering ........................................................   1

Selected Financial Information .............................................   2

Risk Factors ...............................................................   3

Use of Proceeds ............................................................   9

Determination of Offering Price ............................................   9

Dilution ...................................................................   9

Selling Security Holders ...................................................   9

Plan of Distribution .......................................................   9

Description of Securities ..................................................   9

Interest of Named Experts and Counsel ......................................  10

Business ...................................................................  10

Description of Property ....................................................  16

Legal Proceedings ..........................................................  16

Market Price of Common Stock and Related Stockholder Matters ...............  16

Management's Discussion and Analysis of Financial Condition and
   Results of Operation ....................................................  16

Changes in and Disagreements with Accountants on Accounting
   And Financial Disclosure ................................................  17

Quantitative and Qualitative Disclosure about Market Risk ..................  18

Directors, Executive Officers and Key Employees ............................  18

Executive Compensation .....................................................  19

Corporate Governance .......................................................  19

Security Ownership of Certain Beneficial Owners and Management .............  20

Transactions with Related Persons, promoters and Certain Control Persons ...  20

Disclosure of Commission Position on Indemnification for Securities
   Act Liabilities .........................................................  21

Where you can find more information ........................................  21

Financial  Statements ...................................................... F-1

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

         Delta Entertainment Group, Inc. (the "Company", the "Registrant", "Delta Entertainment" or "Delta") is a Florida corporation incorporated in the state of Florida on October 2, 2009. Delta's business operations are conducted through its 93% owned subsidiary, Famous Records Corp. ("Famous Records").

         Delta was formerly a wholly owned subsidiary of Beta Music Group, Inc. ("Beta Music"). Due to a change in control of management of Beta Music, the then current Board of Directors of Beta Music chose to "spin off" Delta Entertainment and the shareholders of Beta Music would receive one share of common stock of Delta Entertainment for each share of common stock owned by the selling shareholder on the record date, December 15, 2009. We are treating this transaction as a reverse spin-off for accounting purposes as substantially all of the operations of Beta Music were being conducted through Delta Entertainment.

         Delta Entertainment is a development stage company that will engage in concert promotions. Its initial focus will be the South Florida market. The Company's majority owned subsidiary, Famous Records, Corp., is engaged in the business of "branding" recording artists.

         Michelle Tucker is our sole officer. She also serves as a director of the Company together with Francisco Del and Marshall Freeman. Jeffrey Collins is the president and director of Famous Records.

THE OFFERING

         Following is a brief summary of our offering:

         We intend to distribute to the shareholders of Beta Music, shares of our common stock. Each shareholder of Beta Music will receive one (1) share of our common stock for every one share of common stock they own on the Record Date. The stock dividend will be pro rata and the shareholders will not be required to pay any type of consideration in order to participate in the stock dividend.

QUESTIONS AND ANSWERS ABOUT DELTA AND THE SPIN-OFF.

WHY IS THE SPIN-OFF STRUCTURED AS A DIVIDEND?

         Beta Music believes that a distribution of shares of Delta to the Beta Music shareholders is the most effective way to accomplish the distribution.

HOW WILL THE SPIN-OFF OCCUR?

         Beta Music will distribute to its stockholders owning shares of Beta Music on the Record Date via dividend all of its shares of common stock of Delta Music. We will be distributing a total of 16,555,315 shares of Delta Entertainment to the Beta Music Group shareholders as of the Record Date.

HOW MANY SHARES OF DELTA ENTERTAINMENT  WILL I RECEIVE?

         You will receive one share of Delta Entertainment common stock for every one share of common stock which you own in Beta Music.

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

WHAT IS THE RECORD DATE FOR THE SPIN-OFF?

         The record date for stockholders entitled to receive shares of common stock of Delta Entertainment is December 15, 2009 .

WHAT IS THE DISTRIBUTION DATE?

         We intend to distribute the Delta Entertainment shares as soon as possible following the effective date of this registration statement.

WHAT IF I WANT TO SELL MY DELTA ENTERTAINMENT SHARES?

         You should first consult your financial advisor. Currently, there is no public market for the common stock of Delta Entertainment and there can be no assurance that any public market will develop in the future.

WILL THE NUMBER OF SHARES OF COMMON STOCK I OWN IN BETA MUSIC CHANGE AS A RESULT OF THE SPIN-OFF?

         No. The number of shares of Beta Music that you own will not change as a result of the spin-off.

ARE THERE RISKS TO OWNING SHARES OF COMMON STOCK OF DELTA?

         Yes. Our business is subject to general and specific risks regarding our business. These risks are set forth in the registration statement.

WHAT ARE THE REASONS FOR THE SPIN-OFF?

         On December 16, 2009 the holders of a majority of the issued and outstanding shares of common stock of Beta Music sold their shares of common stock to an unrelated third party. New management was elected and a new business plan was implemented. The new business plan had no association with the music business nor did management want to pursue this business activity. As a result, strategic and operating issues for Beta Music, Famous Records Corp. and Delta Entertainment would likely be restrictive and counter-productive if these businesses were operated under a single corporate entity. Transactional alternatives, capital investment, new business initiatives, and compensation issues facing the management of each had the potential to lead to different decisions than might be made by a standalone company. As a result of the foregoing, management determined that the current structure may not be the most responsive to the exigencies of each business and that the spin-off will enhance the success of each business by enabling each entity to resolve the problems that arise from the operation of different businesses and different management. In order to facilitate these objectives, management transferred all of the issued and outstanding shares of common stock of Famous Records, Corp. to Delta Entertainment.

                             SELECTED FINANCIAL DATA

         The following financial information summarizes the more complete historical financial information at the end of this prospectus.

         We have had limited operations to date. Revenues for the year ended December 31, 2009 totaled $834. We incurred operating expenses totaling $85,394 and incurred a net loss of $84,560. Our net loss since inception (August 21, 2008) totaled $98,084.

         At December 31, 2009, we had cash totaling $2,373 and total assets of $11,070. Our current liabilities totaled $94,211. We have a working capital deficit of $83,141. Our total accumulated deficit since inception is $98,084.

                                  RISK FACTORS

         Investors should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely. The Securities offered hereby should only be purchased by persons who can afford to lose their entire investment without adversely affecting their standard of living or financial security.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission, which is known as "incorporation by reference."

         Words such as "may," "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

      o  Anticipated results of operations;

      o  Anticipated pricing of goods and services;

      o  Anticipated market demand;

      o  Description of plans or objectives of management for future operations;

      o  Forecasts of future economic performance; and

      o Descriptions or assumptions underlying or relating to any of the above items.

         In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to the Registrant or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

WE HAVE A LIMITED OPERATING HISTORY.

         Both Famous Records and Delta Entertainment have a limited operating history. Our future results will be dependent upon our ability to expand our current business operations which include concert promotions. To fully implement our business plan, we will require additional capital, of which there can be no assurance. If we are not able to fully implement our business plan, we may incur substantial losses in which case you will lose your investment.

WE MAY NOT ACHIEVE PROFITABILITY OR POSITIVE CASH FLOW.

         Our ability to achieve and maintain profitability and positive cash flow will be dependent upon such factors as our ability to organize and promote concerts. Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses which will exceed revenues for an unknown period of time. We cannot guarantee that we will be successful in generating sufficient revenues to support operations in the future. Failure to generate sufficient revenues will likely cause us to go out of business and our shares would have no value.

LACK OF PROFITS FROM OPERATIONS.

         We are a relatively small company and have limited capital. Our business plan is to become a concert promoter and expand the business activities of Famous Records . We have not yet sponsored any concerts and have generated minimal revenues through Famous Records. There can be no assurance that even with a capital infusion, that we will be able to sponsor concerts, meet our operating expenses or generate profits.

POSSIBLE LOSS OF ENTIRE INVESTMENT

         Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful, there can be no assurances that investors will derive a profit from their investment.

WE HAVE LIMITED FINANCIAL RESOURCES.

         We have limited capital. We will need additional capital for us to expand our operations. Without an infusion of capital, of which there can be no assurance, it is unlikely that we will be able to expand operations or implement our business plan. . Our ability to expand operations, or even to continue operating at all, is materially dependent on our ability to generate revenues from operations or to raise additional funds. To date, our operations have been primarily financed by loans from our officers and principal shareholders. There is no obligation for these individuals to continue to fund our ongoing operation or to cover any shortfalls in revenues to satisfy creditor claims.

LACK OF ADEQUATE CORPORATE GOVERNANCE.

         We do not have an independent Board or committees of the Board of Directors. The Company does not employ accounting personnel and relies on outside accountants to compile the Company's books and records. Due to the size and nature of our business, segregation of all conflicting duties may not always be possible and may not be economically feasible.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE.

         Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may affect our future operations include market acceptance of our products and services, unforeseen competition, limited working capital and changing market dynamics.

IF WE DO NOT MANAGE OUR GROWTH EFFICIENTLY, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS EFFECTIVELY.

         We must significantly expand our operations. If we expand our operations, we may strain our management, operations, systems and financial resources. To manage our future growth, we must improve and effectively utilize our existing operational, management, marketing and financial systems, successfully recruit, hire and manage personnel and maintain close coordination among our technical, finance, marketing, sales and production staffs. We may need to hire additional personnel in all areas of our business. Our failure to effectively manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we anticipate.

WE WILL RELY ON THE BUSINESS RELATIONSHIPS ESTABLISHED BY OUR MANAGEMENT. IF THESE BUSINESS RELATIONSHIPS DO NOT FACILITATE THE IMPLEMENTATION OF OUR BUSINESS PLAN OUR ABILITY TO EXPAND OUR BUSINESS WILL BE IMPAIRED.

         Our growth depends to a significant degree upon our management's years of experience in various aspects of the entertainment field. We cannot guarantee that we will be able to enter into strategic alliances with these groups or that these business relationships will enable us to establish strategic alliances with other groups. Failure to develop or establish strategic relationships could have a material adverse effect on our business, results of operations and financial condition.

WE MUST IDENTIFY PROPER VENUES FOR OUR CONCERTS.

         Identifying proper venues for our concerts will be a key to our success. Concert venues may prove to be either too large or too small for our artists. If the venue is too large, we will not be able to fill seats and revenues from ticket sales may not be sufficient to cover costs at a large venue. Similarly, if the venue is too small, we will fail to maximize our revenue potential.

EVOLVING CUSTOMER PREFERENCES AND TRENDS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         The music industry is constantly changing. Organizing a concert requires lead time during which, music tastes may change and fan base may wane. If we're unable to identify music trends or forecast the likely success of artists that we will sign for our concerts, it is unlikely that we will be able to generate sufficient revenues from our concerts to offset costs. As a result, we may not have sufficient capital to sponsor concerts if we are not able to properly identify or market the artists or concert.

SPONSORING CONCERTS IS HIGHLY COMPETITIVE.

         The industry in which our company operates is very competitive. Most of our current competitors have significantly greater financial resources. With greater financial resources, these concert promoters can sign performing artists who can demand higher ticket prices and permit these competitors to book larger concert venues. Even if these competitors book less known artists that would otherwise perform in venues that we target, advance fees payable to the artists and or guaranteed payments to these artists will significantly impair our ability to effectively compete in the market.

FAMOUS RECORDS MAY NOT BE ABLE TO SIGN NEW ARTISTS.

         Famous Records' growth depends to a significant degree upon its ability to sign new artists. There can be no assurance that we will be able to sign artists or that any such new relationships will be successful when they are in place. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

WE MAY BECOME SUBJECT TO VARIOUS LICENSING REQUIREMENTS.

         When we sign recording artists, we may also serve as an agent for these artists and/or identify modeling and performance opportunities, To the extent that these ancillary services require licensing, we will be required to secure the required licensing in any state or municipality we conduct business. Delays in securing required licensing will adversely impact our business operations.

THE ENTERTAINMENT BUSINESS IS CONSTANTLY EVOLVING.

         The music industry is constantly evolving. Rock and roll, hip hop, jazz, country and other music styles are constantly changing and evolving with new talent entering the field each day. Artists may perform a record selling song and become famous and soon thereafter, the public tastes move on to another up and coming artist. It is very difficult for singers to remain in the forefront and continue to sell albums, perform in larger arenas and to sell merchandise.

         Changes within the music industry, evolving fan preferences and trends in the industry may make it difficult for us to sign artists and successfully sponsor concerts.

         Our success depends, in significant part, on our ability to identify and sign up and coming music talent, and promote these artists or others through live concert performances. There can be no assurance that we will have the skills to identify new talent, sign the talent, market the talent and generate revenues as a result of developing the talent.

DETERIORATING FINANCIAL CONDITIONS WILL ADVERSELY AFFECT OUR BUSINESS
OPERATIONS.

         The economy in both the United States and the rest of the world have faced increased financial difficulties. Discretionary income and expenses are declining. With less money for discretionary expenditures, it is likely that concert attendance will decline. While the music industry will expand with new artists, overall expenditures by consumers for music related products will likely decline.

OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED IF WE CANNOT PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR IF WE INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         Securing and protecting intellectual property rights both for us and on behalf of our artists will be critical to our success. Our ability to compete effectively will depend on our ability to maintain and protect our proprietary rights. We currently do not own any intellectual property rights, whether copyrights or trademarks. Even if we secure intellectual property protection, third parties may seek to challenge, invalidate, circumvent or render unenforceable any proprietary rights owned by us. In addition, if the artists fail to protect the integrity of any intellectual property, the value of these marks could be materially adversely affected.

         Our inability to protect our proprietary rights could materially adversely affect our operations. Litigation may be necessary to:

      o  enforce our intellectual property rights;

      o  protect our trade secrets; and

      o  determine the scope and validity of such intellectual property rights.

         Any such litigation, whether or not successful, could result in substantial costs and diversion of resources and management's attention from the operation of our business.

         We may receive notice of claims of infringement of other parties' proprietary rights. Such actions could result in litigation and we could incur significant costs and diversion of resources in defending such claims. The party making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief. Such relief could effectively block our ability to make, use, sell, distribute or market our products and services in such jurisdiction.

OUR SUCCESS WILL BE LARGELY DEPENDENT UPON OUR KEY EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL.

         Our success will be largely dependent upon the continued employment of Michelle Tucker, our sole officer. We will also rely on the business expertise of our other board members. The loss of their services, especially those of Ms. Tucker, will have a material adverse effect on our operations. We do not maintain key man insurance on the lives of any of our executive officers. Although we believe that we would be able to locate suitable replacements, if the services of any of our executive officers were lost, we cannot assure you that we would be able to do so. In addition, our future operating results will substantially depend upon our ability to attract and retain highly qualified management, financial, technical, creative and administrative personnel. Competition for highly talented personnel is intense and can lead to increased compensation expenses. We cannot assure you that we will be able to attract and retain the personnel necessary for the development of our business.

OUR SOLE OFFICER DOES NOT DEVOTE ALL OF HER TIME TO OUR OPERATIONS.

         Michelle Tucker devotes only a portion of her time to the operations of our business. Until such time as additional funding is received, Ms. Tucker will not work on a full time basis. Once we become fully operational, there can be no assurance that Ms. Tucker will have the ability to work for the Company on a full time basis. Should this happen, we will be required to hire additional personnel or hire a chief operating officer. This will result in additional costs which will adversely impact our cash flow.

CONTROL OF OUR COMPANY.

         Upon distribution of the shares covered by this registration statement, Michelle Tucker and entities affiliated with Ms. Tucker, will own a majority of our common stock. As a result, Ms. Tucker will have the ability, acting as a group, to effectively control our affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our Common Stock may:

      o  Delay or prevent a change in control

      o Impede a merger, consolidation, takeover, or other transaction involving the Company; or

      o Discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company

         If these people make the wrong decisions or decisions are made without the best interests of the Company, our business will suffer.

THERE IS NO MARKET FOR OUR COMMON STOCK.

         There is currently no public trading market for our common stock nor is there any assurance that a trading market will ever develop. Therefore, there is no central place and there may not be a place in the future, such as a stock exchange or electronic trading system, where a buyer can resell our stock. If a buyer does want to resell shares, that person will have to locate another buyer and negotiate a private sale or the person may not be able to resell the shares, thereby rendering the shares illiquid.

THE RISKS SET FORTH ABOVE SHOULD NOT BE CONSTRUED AS A COMPLETE LIST OF THE RISKS WHICH MAY AFFECT THE COMPANY'S BUSINESS, THE OFFERING OR THE RISKS WHICH YOU FACE AS A PROSPECTIVE INVESTOR.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS AND SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

                                 USE OF PROCEEDS

         The shares included in this registration statement will be distributed as a dividend to the shareholders of Beta Music as of the Record Date. We will not directly receive any proceeds from the sale of the shares offered in this prospectus.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result the offering price of the shares of common stock offered hereby has been arbitrarily determined by us and set at $0.001 per share, and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price.

                                    DILUTION

         The shares included in this registration statement are being offered at the same price as or lower than the price paid by officers, directors and affiliated persons since the Registrant's inception. Accordingly, there is no dilution of the per-share value of the common stock offered hereby.

                            SELLING SECURITY HOLDERS

         Beta Music currently holds the majority of our issued and outstanding shares of common stock and will be distributing all of its shares of common stock to the Beta Music shareholders of record on the Record Date.

                              PLAN OF DISTRIBUTION

         The securities to be registered are to be distributed by Beta Music, as a dividend to its shareholders as of the Record Date. The transfer agent will be Florida Atlantic Stock Transfer Company located in Tamarac, Florida.

                           DESCRIPTION OF SECURITIES:

GENERAL

         The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Company's Articles of Incorporation and all amendments thereto. The summary is qualified by reference to these documents, which you must read for complete information on the capital stock of the Company. The Articles of Incorporation and all amendments thereto and by-laws of the Company are included as exhibits to the Company's registration statement.

COMMON STOCK

         We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value authorized, of which 16,600,315 are issued and outstanding.

VOTING RIGHTS

         Holders of Common Stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of fifty percent (50%) of the outstanding shares of the our Common Stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Articles of Incorporation.

DIVIDENDS

         There are no restrictions in our Articles of Incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any cash dividends in the foreseeable future.

PRE-EMPTIVE RIGHTS

         Holders of Common Stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

WARRANTS, OPTIONS AND CONVERTIBLE DEBT.

         There are no outstanding options or warrants.

TRANSFER AGENT

         Our transfer agent is Florida Atlantic Stock Transfer, Inc. located at 7130 Nob Hill Road, Tamarac, Florida 33321.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the securities offered hereby will be passed upon by Jeffrey G. Klein, P.A. The financial statements of the Company appearing in this registration statement have been audited by MaloneBailey, LLP. As of the Record Date, Mr. Klein owned approximately 4,227 shares of common stock of Beta Music. Accordingly Mr. Klein will receive 4,227 shares of the Registrant's common stock covered by this registration following the effectiveness of the registration statement.

                                    BUSINESS

BUSINESS OBJECTIVE:

         Our focus will be to sponsor live concerts in the South Florida area. With a diverse ethnic background, multiple venues and community events being sponsored throughout the years, the South Florida market presents unique opportunities to attract less known artists trying to establish a local base with the objective of creating a national fan base as well as more established well known artists who have a sufficiently large following to attract a larger fan base.

         Famous Records Corp. ("Famous Records") goal is to establish contact with new artists who write their own songs ("singer-songwriters") and produce their own work. It will pursue these artists within established sales and fan bases. Famous Records may sign these artists to exclusive services agreements or license the artists' products for exploitation in domestic and foreign markets. Once Famous Records signs these artists, their appeal can be enhanced by concert promotions. It is our plan to promote the Famous Record artists through concert promotions operated by Delta.

DELTA ENTERTAINMENT:

         To date our primary focus has been completing a market study at to the viability of the South Florida market to launch our concert promotions. Management has had discussions with various artists regarding their needs to appear in a concert as well as discussions with local promoters in forming a strategic alliance in launching our initial concerts.

         As a result of our market analysis and business contacts, management believes that business opportunities in the South Florida market offers a unique opportunity for innovate promoters where an entertainment-driven lifestyle has created a lucrative and unique market.

         We believe that market opportunities in south Florida will not require large-scale head-to-head competition with much larger concert promoters such as Live Nation, the largest concert promoter in the United States with $4.2 billion in revenues in 2007. Live Nation is increasing its presence in the South Florida market. In March, 2008 Live Nation completed the purchase of Fantasma Productions, the last major independent concert promoter in South Florida. With that purchase Live Nation acquired rights to two high-profile mid-size concert venues, Mizner Park Amphitheatre (Boca Raton) and the Pompano Beach Amphitheatre, adding to the other major venues it controls in South Florida:
Cruzan Amphitheatre (West Palm Beach) and the Fillmore Miami Beach.

         Our strategy is to use our entertainment industry contacts to bring new and upcoming acts to selected South Florida venues not controlled by Live Nation. In South Florida there are approximately 15-20 smaller and mid-size venues which are available to launch our concert promotions. We believe that these venues afford us a competitive advantage as Live Nation generally books the largest acts, i.e. Madonna, Beyonce, Bruce Spingsteen, JAY-Z, Jonas Brothers, U2 and others at much larger venues including the America Airlines Arena in Miami, Florida and the Bank Atlantic Arena in Fort Lauderdale, Florida. Management hopes to capture a younger audience to these smaller venues and attract concert sponsors, primarily local businesses to help underwrite expenses.

         We will promote live event concerts Of artists in more than one musical genre; primarily Rock & Roll bands, Pop & Dance music, Spanish music, R&B and Hip Hop. The target demographic concert customer base in South Florida (Miami-Dade, Broward and Palm Beach Counties) includes roughly 2,500,000 18-54 adults, who are roughly 33% ethnically Hispanic or Latino.

         Our business objective is to sponsor a monthly concert. We will recruit sponsors for our monthly concerts. Our marketing objective is to sell approximately 80-90% of available venue seating for each of our concert events. This will require aggressive co-promotion with area radio stations. Management will work with the media to gain publicity and promotional messaging, both on-air and online. We believe that radio stations are an excellent vehicle for concert promotion because they target programming to demographics and musical tastes. Segmenting a particular concert artist or group is possible through radio promotion rather than general mass media. Also, radio stations often want to be a concert's promotional partner by identifying with a specific artist or event.

TARGET MARKET SEGMENT STRATEGY

         Our strategy is to target individuals aged 18-54, the largest population of music buyers and concert attendees. We will reach the 18-34 group by marketing some of the newest and hottest artists. For the 35-54 group we will market our older and more overlooked artists that this age group will recognized from the 1960s to the 1980s, from their school/college days along with the other R&B artists.

         According to the U.S. Census Bureau, Census 2000, on average two thirds of concert attendees are female and one third are male, these people age of 18-54 possess disposable incomes of $10,000 - $40,000. According to ARBITRON, most are employed with high school diplomas and 57.8 percent have some college education.

         With worldwide concert sales totaling $4 billion in 2008, up 13% from 2007 we expect that this trend will continue. This growing demand affords unique opportunities for niche concert promoters.

PRICING

         Concert ticket prices vary widely depending on the band/artist popularity and venue. In 2008, according to PollStar, concert tickets ranged from $20 to $325, averaging $57.00 per ticket. Our ticket pricing will average about $35 for floor tickets and $27.50 for general admissions. Our average arena capacity will range from 2,500 to 10,000 seating capacity.

EVENT SPONSORSHIPS:

         Sponsorship/Advertising will play a vital role in our growth. Before the first ticket is sold, sponsorship and program advertising is our primary resource to ensure a successful event. Major sponsor receive participation promotion in all event promotion: printed materials, radio spots, and publicity. All sponsors receive an entertainment package consisting of tickets and backstage and hospitality passes to all indoor and outdoor events. Sponsorships are priced based on promotional value received by the participating companies, and may vary by event. In general sponsorships for a mid-size concert event are priced as follows:

      o  Marquee Sponsor ....   $ 25,000
      o  Corporate Sponsor ..     15,000
      o  Principal Sponsor ..     10,000
      o  Patron Sponsor .....      5,000
      o  Associate Sponsor ..      2,500

STRATEGY

         We intend to enter the South Florida concert promotion marketplace by flanking our competitors using a mix of available live event venues and aggressive promotion marketing targeting concert attendees between the age of 18 and 54 years of age depending on the particular artist. Live concert events will be promoted and staged in Miami-Dade, Broward and Palm Beach counties. In order to maximize our opportunities in promoting successful events, we will offer South Florida a range of new and established bands and performers representing different musical genres, including Pop, Rock and R&B.

EVENT VENUES

         There are approximately 20 South Florida live concert event venues that are not managed or controlled by Live Nation, the largest being American Airlines and Bank Atlantic. In the foreseeable future, we do not believe that we will be able to sponsor concerts at these venues given the cost associated with renting the venue and the fees that must be paid to artists who are capable of filling these venues will be beyond are financial capabilities and, even if we have the financial resources, will involve a significant amount of risk which as a start-up company, will be greater than we are willing to assume. There are however many other venues that offer opportunities for new concert promoters including:

         Amphitheaters located in Miami, Pompano Beach, Boca Raton and West Palm Beach, Florida;

         Performing arts centers located in Miami, Fort Lauderdale and West Palm Beach, Florida;

         Community theaters located throughout South Florida;

         Civic Centers;

         Parimutual tracks; and

         Public ventures sponsoring special community events.

OPERATIONAL PROCEDURES IN SPONSORING A CONCERT

         Organizing a concert promotion is a multi-step process and each step impacts the next. First, we must pick a date, identify and sign an artist and identify the best suited artist for that venture

         Signing an artist and identifying the proper venue requires projecting expenses and likely revenues. There will be certain fixed costs such as fees for the particular artist and rental costs associated with the venue. However it is the variable costs that will most likely impact revenues and potential profits. Advertising, ticket distribution, printing, security as well as the cost of consultants and part time employees will impact revenues and potential profits.

         Without co-sponsors for the concerts, we will be required to incur all expenses. If we secure a radio co-sponsor, tour co-sponsor or product endorsement, our fixed and variable costs will be significantly reduced. Most importantly, our advertising budget will be significantly reduced especially with radio station co-sponsorships.

         Profitability will be dependent on ticket sales. If estimated ticket sales are less than projected, revenues will be adversely affected and we may incur losses associated with any concert. Ticket sales will be driven by the artist and ticket prices. If we promote a concert where the artist is not well received or, ticket prices are deemed excessive, sales will suffer.

PROMOTIONAL STRATEGIES

         We will use several types of promotional channels for our events, but the majority of our market will be reached by local radio promotions. South Florida is one of the nation's most vibrant radio markets with a diverse cultural make-up including large Spanish-language and Caribbean-basin populations. Radio offers the most targetable opportunities in each of the tri-county audiences.

         Depending upon the artist, we can target various musical tastes and markets such as:

         Spanish                 Alternative Rock          Alternative

         Classic Rock            Top 40                    Urban contemporary

         Jazz                    Country                   Dance/party

         Classic Rock            Adult Contemporary        Oldies

         Whether or not we are able to identify a radio station to co-sponsor one of our concerts, we may:

   1.    Distribute public service announcements;

   2.    Purchase radio ads;

   3.    Purchase space advertisement in local newspapers;

   4.    Offer bulletin announcements, newsletters, and personal letters;

   5. Print bulletin inserts flyer, submit concert information to the local press;

   6.    Provide press kits

   7.    Arrange for telephone interviews with local radio stations;

   8. Establish product merchandising for t-shirts, posters, CDs and similar products;

   9.    Provide lodging and transportation;

   10.   Setup facility;

   11.   Provide food and beverages for artists; and

   12. Handle technical specifications including sound system and lighting needs.

         Management believes that after sponsoring several concerts we will be able to identify those marketing channels that are best suited to meet our needs.

FAMOUS RECORDS

         Our objective at Famous Records is to take advantage of emerging opportunities in the music industry and bootstrap those opportunities for Delta into concert tours or single venue performances for those entities. Famous Records will establish contacts with new artists who write their own songs ("singer-songwriters") and produce their own work. At the same time, Famous Records will also independently search for new and existing singer-songwriters to market and produce and will take advantage of the increasing industry consolidation that leave established artists without contracts. Famous may sign these artists to exclusive services agreements or license the artists' products for exploitation in domestic and foreign markets.

         The market for each artist will be established or expanded through a distribution network driven by commercial exposure resulting from this integrated marketing communication approach. This platform is based upon the consolidation of the activities of an artist, where the artist as a "brand" drives the business to the applicable multiple platforms (music, appearances, film, television, commercial modeling, etc.). We intend to create a music strategy for our artists that encompass an integrated media application. This approach, combined with Delta Entertainment's concert promotions creates a unique opportunity for the artists.

DIGITAL AND PHYSICAL DISTRIBUTION

         Growth in digital distribution and mobile music will drive spending in each market, offsetting further declines in spending on physical formats. Digital distribution will be fueled by rising broadband subscribership, the launch of new services, content availability and attractive pricing. An expanding wireless universe, upgrades to next-generation wireless networks that can support high-capacity applications such as music and the migration of the market from ring tones to higher- priced ring tunes will drive mobile music spending. In Asia Pacific, the world's largest mobile music market, it is believed that mobile music will surpass physical distribution in 2010. However, physical formats will face growing competition from licensed digital distribution and from distribution of full tracks to wireless devices.

         We will distribute the artist's music and related products digitally and physically through our own website e-commerce capabilities and through Isolation Network Inc. ("INgrooves") (www.ingrooves.com). Ingrooves is an online and mobile distributor, marketing and licensing organization with numerous top retailers, including iTunes, Napster, Rhapsody, Amazon, Starbucks and many others, and other leading mobile communications carriers, plus Groove Mobile, Boost Mobile, Jamba/Jamster and others.

      o  INgrooves will facilitate download of artists' music.

      o  Distribution in the retail market

      o  Video Service Distribution; and

      o  Video and Ring tome distribution

         In consideration for the services to be provided by INgrooves, we receive 75% - 85% of the revenues generated from these services.

         Famous Records has entered into pressing and distribution agreements with various artists. The agreements generally have five year terms, which commence on the date of each CD or DVD released. Famous Records acts as the record label and undertakes to have an album commercially released within six months following all finished product being submitted and accepted. Famous Records is responsible for all costs associated with labels, pressings and CDs including shipping, artwork & printing on behalf of the production company as well as the payment of any mechanical and copyright royalties. Additionally, the Company is responsible for all digital and download sales.

                             DESCRIPTION OF PROPERTY

         Our executive offices are currently located at our president's personal residence. We have access to a computer network and telephone service. The foregoing services as well as other services to meet our ongoing operational needs are provided to us at no cost.

         Our operational offices are located in Coral Springs, Florida. We lease this space at a cost of $500 per month from an entity affiliated with Jeffrey Collins.

                                LEGAL PROCEEDINGS

         The Registrant is not a party to any pending legal proceeding.

                        MARKET PRICE FOR COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS

         There is currently no public trading market for the Registrant's common stock. While the company hopes to become a fully reporting company when its operations and revenues are sufficient, and to apply for trading of its shares on the Over-the-Counter Bulletin Board (commonly known as the OTCBB). The Company can provide no assurance that these efforts will be successful.

         Our majority shareholder is Beta Music. Upon distribution of the shares included in this registration statement, there will be approximately 140 holders of the Registrant's common stock.

         The Registrant has not declared any cash dividends on its common stock since the company's inception and we do not anticipate doing so in the foreseeable future.

         The Registrant does not have any equity compensation plan, and so there are no such shares authorized for issuance.

            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

         The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. Actual results may differ materially from those included in the forward-looking statements.

         You should not assume that the information contained in this prospectus is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date and the Company does not undertake any obligation to update the information unless required to do so by law.

GENERAL

         Delta Entertainment is a developmental stage company which will promote and sponsor live concerts throughout the South Florida area. Our goal is to focus on smaller and mid-sized venues and sign artists with a local following or those artists that have established themselves in a niche market. The goal of Famous Records is to identify new and emerging singer/songwriters, sign these artists to a contract and distribute their music through various distribution networks.

         On December 16, 2009, pursuant to a Stock Sale and Purchase Agreement between a third party and certain shareholders of Beta, the Board of Directors of Beta resolved to spin off Delta Entertainment Group, Inc. and its subsidiary Famous Records Corp. Due to the fact that the management of the Company and its Board of Directors remains unchanged, and as substantially all of the operations conducted by Beta are being continued by the Company, the distribution of the shares is being accounted for as a reverse spin-off for accounting purposes.

RESULTS OF OPERATIONS

         For the year ended December 31, 2009 we had revenues of $834. We had no revenues for the year ended December 31, 2008. General and administrative expenses for the year ended December 31, 2009 and 2008 were $78,848 and $13,524 respectively. For the year ended December 31, 2009 we had a Net Loss of $(84,560) as compared to a Net Loss in the prior year of $(13,524). Total losses since inception were $(98,084). The revenues reflected herein were generated from the operations of Famous Records.

LIQUIDITY AND CAPITAL RESOURCES.

         At December 31, 2009 we had assets totaling $11,070 as compared to $11,626 at December 31, 2008. Current liabilities at December 31, 2009 were $94,211 consisting primarily of $61,128 in accrued wages and $30,333 due to related parties. Total liabilities at December 31, 2008 were $24,150 consisting of accrued wages totaling $12,015 and $12,135 due to a related party.

         We had a working capital deficit at December 31, 2009 of $83,141 as compared to a working capital deficit of $12,524 at December 31, 2008.

         Unless we significantly increase our revenues or secure additional financing of which there can be no assurance, it is unlikely that we will be able to continue operations or fully implement our business plan.

OFF BALANCE SHEET ARRANGEMENTS.

         We do not have any off-balance sheet arrangements.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

          QUANTITATIVE AND QUALITATIVE DISCLOSURE REGARDING MARKET RISK

Not applicable.

                 DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

         NAME                       POSITION
         ----                       --------
         Michelle Tucker            President/CFO/SEC/Director
         Marshall Freeman           Director
         Francisco Del              Director
         Jeffrey Collins            President/Director: Famous Records

         MICHELLE TUCKER, age 51, serves as our sole officer and serves on our Board of Directors. She previously served as an officer and director of Apollo Entertainment Group, Beta Music Group, Inc, president and a director of Pop Starz Records, Inc and as the president and director of Pop Starz Inc. Each of these entities was involved in various aspects of the entertainment industry. Ms. Tucker received a Bachelor of Science Degree in Criminal Justice from the University of Florida in 1979. From 1984 to 1986, Ms Tucker continued her education toward a Masters Degree by attending Florida Atlantic University and Florida International University.

         FRANCISCO DEL, age 39, who is professionally known as "Del," serves as a director of the Company. He has held similar positions with Beta Music Group, Inc., and Pop Starz Records, Inc. ,both affiliated entities. An independent singer-songwriter-producer, Mr. Del was the free-lance producer on Jon Secada's 2005 recordings for Big 3 Records and also wrote songs for Big Band Radio during that year. In addition, he won a 2005 Telly Award for his performance of "Careless Whisper." During 2004 he wrote songs for Pitbull on TVT Records. In 2003, he formed a production company, B Smooth Productions, with Dennis Dellinger, and together they produced Del's debut CD, "Go All Night,." Mr. Del continues to work as a producer for R&B artists.

         MARSHALL FREEMAN, age 28, serves as a director. He held a similar position with Beta Music Group, Inc.,Since 2003, Mr. Freeman has served as President of JamRock Entertainment Group, Inc. in Miami Florida. Mr. Freeman has knowledge of logistical and technical aspects of performances, concerts, recordings and events; worked with various recording artists within the entertainment industry; worked as Creative Director of national championship dance theatre; choreographed numerous events, concerts, dancers ,parades and events; worked on various music videos; worked as dance instructor for various camps and schools

         JEFFREY COLLINS, age 69, serves as the president of Famous Records and serves on the Famous Records Board of Directors. He was an officer of Alpha Music Mfg Corp. Mr. Collins has over 50 years working in various divisions of the music industry. He began his career in the United Kingdom where he owned a chain of record stores, a wholesale distribution company and a record label. He has produced records and worked with many major label record companies including MCA and Jive records. Mr. Collins holds degrees from both Leeds College of Commerce and the University of London.

FAMILY RELATIONSHIPS.

         There are no family relationships among the Registrant's directors and executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

         During the past five years, no director, executive officer, promoter or control person of the Registrant has been involved in any bankruptcy proceeding; been convicted in or is subject to any criminal proceeding; is subject to any order, judgment or decree in any way limiting his or her involvement in any type of business, in securities or banking activities; or been found by a court of competent jurisdiction (in a civil action), the Securities & Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

FAMILY RELATIONSHIPS.

         None.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

         During the past five years, no director, executive officer, promoter or control person of the Registrant has been involved in any bankruptcy proceeding; been convicted in or is subject to any criminal proceeding; is subject to any order, judgment or decree in any way limiting his or her involvement in any type of business, in securities or banking activities; or been found by a court of competent jurisdiction (in a civil action), the Securities & Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

         We have entered into an employment agreement with Michelle Tucker which provides in part for Ms. Tucker to receive a monthly salary of $3,000.

         In consideration for serving on our Board of Directors, each of our directors will receive 5,000 shares of our comm. Stock per month. In addition, any board member will receive 2,500 shares per month for serving as a chairman of any of our boards or 1,250 shares of common stock for serving on a committee of our Board of Directors.

         Mr. Collins does not have an employment agreement with the Company. However, Mr. Collins has an employment agreement with Famous Record where he currently serves as president and as a director. Mr. Collins is to receive compensation in the amount of $4,000 per month for his services as president of Famous. He has agreed to accept $1,000 in cash and accrue the $3,000 until such time as Famous has sufficient cash flow to pay a greater percentage of his salary.

                              CORPORATE GOVERNANCE

            We do not have an independent Board of Directors. We do not have an audit committee, compensation committee or nominating committee. As our operations expand, we hope to name additional members to our Board of Directors. We do not have sufficient funds to secure officer and directors insurance and we do not believe that we will be able to retain an independent Board of Directors in the immediate future. We do not believe that we will be able to attract independent board members until such time as a market for our common stock develops.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ND MANAGEMENT

         The following table sets forth the beneficial ownership of our common stock after the Common Stock is distributed to the shareholders of record on the Record Date:

Title of       Name and Address of                      Number of
 Class         Beneficial Owner                         Shares           Percent
--------       ----------------------------------       ----------       -------
Common         Tucker Family Spendthrift Trust(1)        9,687,285         58.51
Stock          7359 Ballantrae Ct.
               Boca Raton, FL 33496

Common         Michelle Tucker (1)                       4,554,124         27.51
Stock          7359 Ballantrae Ct.
               Boca Raton, FL 33496

Common         Marshall Freeman                             90,000           .54
Stock          1400 NW 65th Ave. Bay A
               Plantation, FL 33313

Common         Francisco Del                               118,750           .72
Stock          1400 NW 65th Ave, Bay A
               Plantation, FL 33313

Common         Jeff Collins:                             1,230,942          7.44
Stock          1400 NW 65th Ave, Bay A
               Plantation, FL 33313

All officers and directors as a group (3)               14,450,159         87.28
_________

(1) Michelle Tucker previously served as the chief executive officer and as a director of Beta Music. She is co-trustee, together with her husband, Leonard Tucker of the Tucker Family Spendthrift Trust.

CHANGES IN CONTROL.

         Following distribution of the registered shares as described in this registration statement, Michelle Tucker, and the Tucker Family Spendthrift Trust, an affiliated entity, will be the controlling shareholders of Delta Entertainment. As of the Record Date, Ms. Tucker and affiliates were the controlling shareholders of Beta Music.

                TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
                                 CONTROL PERSONS

         Michelle Tucker serves as the co-trustee with her husband, Leonard Tucker, of The Tucker Family Spendthrift Trust (the "Trust"). The Trust has made advances to the Company to fund operations. The advances are considered short-term in nature and are non-interest bearing.

         We have also entered into officer and director agreements with our officers and directors. The terms of these agreements were not negotiated at arms' length. Given the Company's revenues and limited working capital, we believe that these agreements are no less favorable to employment agreements that would be negotiated in arms' length transactions

         During October 2009, we entered into an employment agreement with Michelle Tucker to act as President of the Company. Per the terms of her employment agreement, she is to receive compensation of $3,000 per month.

         During October 2009, we entered into director agreements with both Marshall Freeman and Francisco Del. Each director is to receive 5,000 shares of common stock for each month that they serve as a director. If either director serves as a Chairman of any committee, he is to receive an additional 2,500 shares per month, and if he is serves on any committee, he is to receive an additional 1,250 shares per month.

         At December 31, 2009, accrued wages-related parties represents all amounts due under the aforementioned Director and Employment agreements.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         The Registrant has made no express indemnification provision for directors, officers or controlling persons against liability under the Securities Act of 1933 (the "Securities Act"). The Company will however provide indemnification for all reasonable actions taken by a director in good faith to the fullest extent legally permitted, and exclude actions involving fraud or bad faith. In addition, Florida corporate law (Florida Statutes ss. 607.0831) shields directors from liability for monetary damages unless a director's breach of or failure to perform his duties as a director constitutes a violation of the criminal law (unless the director has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful) or involves a transaction from which the director derived an improper personal benefit either directly or indirectly. The Registrant does not indemnify its officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to any provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-1 with the SEC with respect to the shares of our common stock being registered hereunder. This prospectus, which is a part of such registration statement, does not include all of the information that you can find in such registration statement or the exhibits to such registration statement. You should refer to the registration statement, including its exhibits and schedules, for further information about us and our common stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, is qualified in all respects by reference to the relevant exhibit.

         After the spin-off, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet on the SEC's website at www.sec.gov . You may read and copy any filed document at the SEC's public reference rooms in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC's regional offices. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

                              FINANCIAL STATEMENTS

                                Table of Contents

Report of Independent Registered Public Accounting Firm ...................  F-2

Consolidated Balance Sheets at December 31, 2009 and December 31, 2008 ....  F-3

Consolidated Statement of Operations for the year ended December 31, 2009 and from August 21, 2008 (Inception) to December 31, 2008 and 2009 ........  F-4

Consolidated Statement of Stockholders' Deficit ...........................  F-5

Consolidated Statement of Cash Flows for the year ended December 31, 2009 and from Inception to December 31, 2008 and 2009 ..........................  F-6

Notes to Financial Statements .............................................  F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To    the Board of Directors
      Delta Entertainment Group, Inc.
      (a development stage company)
      Plantation, Florida

We have audited the accompanying consolidated balance sheets of Delta Entertainment Group, Inc., ("Delta") as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2009 and the period from August 21, 2008 (inception) through December 31, 2008 and 2009. These consolidated financial statements are the responsibility of Delta's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delta as of December 31, 2009 and 2008 and the consolidated results of its operations and its cash flows for the year ended December 31, 2009 and the period from inception through December 31, 2008 and 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Delta will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, Delta has minimal revenue to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

March 23, 2010

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                     December 31,   December 31,
                                                         2009           2008
                                                     ------------   ------------

Current Assets:
  Cash ............................................    $  2,373       $      -
  Accounts receivable .............................         834              -
  Prepaid expenses ................................       7,863         11,626
                                                       --------       --------

    Total Assets ..................................    $ 11,070       $ 11,626
                                                       ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accrued wages related party .....................    $ 61,128       $ 12,015
  Due to related parties ..........................      30,333         12,135
  Accrued rent-related party ......................       2,750              -
                                                       --------       --------
    Total Current Liabilities .....................      94,211         24,150
                                                       --------       --------


Total Liabilities .................................      94,211         24,150
                                                       --------       --------

Stockholder's Equity:
  16,600,315 shares and  16,555,315 shares issued
    as of December 31, 2009 and 2008, respectively,
    and 16,555,315 shares outstanding .............      16,600         16,555
  Additional Paid in Capital ......................      (1,657)       (15,555)
  Deficit Accumulated in the Development Stage ....     (98,084)       (13,524)
                                                       --------       --------
    Total Stockholders' Equity ....................     (83,141)       (12,524)
                                                       --------       --------
    Total Liabilities and Stockholders' Equity ....    $ 11,070       $ 11,626
                                                       ========       ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                DELTA ENTERTAINMENT GROUP INC.
                                (A DEVELOPMENT STAGE COMPANY)
                             CONSOLIDATD STATEMENTS OF OPERATIONS
                                                                From               From
                                                           August 21, 2008    August 21, 2008
                                              For the         (Date of           (Date of
                                            Year Ended      Inception) to      Inception) to
                                           December 31,      December 31,       December 31,
                                               2009              2008               2009
                                           ------------    ---------------    ---------------
Revenue ...............................    $        834     $          -       $        834

Cost of sales .........................           6,546                -              6,546
                                           ------------     ------------       ------------

Gross profit ..........................          (5,712)               -             (5,712)

General administrative expenses .......          78,848           13,524             92,372
                                           ------------     ------------       ------------

Loss before provision for income tax ..         (84,560)         (13,524)           (98,084)
                                           ------------     ------------       ------------

Income tax expense ....................               -                -                  -
                                           ------------     ------------       ------------

Net Loss ..............................    $    (84,560)    $    (13,524)      $    (98,084)
                                           ============     ============       ============


Basic and Diluted Loss per Common Share    $      (0.01)    $      (0.00)               n/a
                                           ============     ============

Basic and Diluted Weighted Average
  Common Shares Outstanding ...........      16,562,753       16,555,315                n/a
                                           ============     ============

                     The accompanying notes are an integral part of these
                              consolidated financial statements.

                                             F-4

                                   DELTA ENTERTAINMENT GROUP INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                          Deficit
                                                                        Accumulated
                                                          Additional      in the         Total
                                  Common                    Paid in     Development   Stockholders'
                                   Stock       Amount       Capital        Stage         Equity
                                ----------   ----------   ----------    -----------   -------------
Balance, August 21, 2008,
 date of inception ..........            -   $        -   $        -    $        -    $        -

Proceeds from Founders shares
 issued on August 21, 2009 ..   16,555,315       16,555      (15,555)            -         1,000

Net Loss ....................            -            -            -       (13,524)      (13,524)
                                ----------   ----------   ----------    ----------    ----------
Balance, December 31, 2008 ..   16,555,315       16,555      (15,555)      (13,524)      (12,524)

Shares issued for services ..       45,000           45            -             -            45

Contributed capital from
 related party debt
 forgiveness ................            -            -       13,898             -        13,898

Net Loss ....................            -            -            -       (84,560)      (84,560)
                                ----------   ----------   ----------    ----------    ----------

Balance, December 31, 2009 ..   16,600,315   $   16,600   $   (1,657)   $  (98,084)   $  (83,141)
                                ==========   ==========   ==========    ==========    ==========

                        The accompanying notes are an integral part of these
                                 consolidated financial statements.

                                                F-5

                                   DELTA ENTERTAINMENT GROUP INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                      From               From
                                                                 August 21, 2008    August 21, 2008
                                                    For the         (Date of           (Date of
                                                  Year Ended      Inception) to      Inception) to
                                                 December 31,      December 31,       December 31,
                                                     2009              2008               2009
                                                 ------------    ---------------    ---------------
OPERATING ACTIVITIES:
Net loss ....................................      $(84,560)        $(13,524)          $(98,084)
Adjustments to reconcile net loss to net cash
 provided (used) by operating activities:
  Shares issued for services ................            45                -                 45
  Amoritzation of prepaid expenses ..........         3,762              683              4,445
  Changes in Assets and Liabilities:
    Accounts receivable .....................          (834)               -               (834)
    Accrued wages-related party .............        49,113           12,016             61,129
    Accrued rent-related party ..............         2,750                -              2,750
                                                   --------         --------           --------
  Net Cash Provided (Used) by Operating
   Activities ...............................       (29,724)            (825)           (30,549)
                                                   --------         --------           --------

FINANCING ACTIVITIES:
  Proceeds from advances from related parties        32,097              825             32,922
                                                   --------         --------           --------
  Net Cash Provided by Financing Activities .        32,097              825             32,922
                                                   --------         --------           --------

  Net Increase in Cash ......................         2,373                -              2,373
                                                   --------         --------           --------

Cash at Beginning of Period .................             -                -                  -
                                                   --------         --------           --------
Cash at End of Period .......................      $  2,373         $      -           $  2,373
                                                   ========         ========           ========

Supplemental Disclosures:
  Cash paid for income taxes ................      $      -         $      -           $      -
                                                   ========         ========           ========
  Cash paid for interest ....................      $      -         $      -           $      -
                                                   ========         ========           ========

Non Cash Investing and Financing Activities
  Common stock issued in exchange of expenses
   paid by parent ...........................      $      -         $  1,000           $  1,000
                                                   ========         ========           ========
  Debt forgiveness by related party .........      $ 13,898         $      -           $ 13,898
                                                   ========         ========           ========
  Prepaid expense through issuance of parent
   company stock and corresponding Due to
   Related Party ............................      $      -         $ 12,309           $ 12,309
                                                   ========         ========           ========

                        The accompanying notes are an integral part of these
                                 consolidated financial statements.

                                                F-6

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF COMPANY AND BASIS OF PRESENTATION

Delta Entertainment Group Inc. ("Delta", "the Company") was incorporated in the State of Florida on October 2, 2009 as a wholly owned subsidiary of Beta Music Group, Inc. ("Beta").

The principal business purpose of Delta is to operate as a holding company of Famous Records Corp. ("Famous"). At the time of Delta's formation, Beta transferred its shares in Famous to Delta and Famous became a wholly owned subsidiary of Delta.

Famous was incorporated in the State of Florida on August 21, 2008 as a wholly owned subsidiary of Beta Music Group, Inc.

Famous' principal business purpose is to commercially release and promote finished "Master" recordings for distribution on an exclusive basis during a specific term to record stores, other non-traditional outlets and digitally through downloads & ringtones worldwide.

REVERSE SPINOFF

On December 14, 2009, pursuant to a Stock Sale and Purchase Agreement between a third party and certain shareholders of Beta, the Board of Directors of Beta resolved to spin off Delta Music Group, Inc. and its subsidiary Famous Records Corp. This Board action was taken in relation to the change in control of Beta. Beta shareholders received one share of Delta for each share of Beta held as of the record date.

Due to the fact that management of the Company and its Board of Directors remains unchanged, and as substantially all of the operations conducted by Beta are being continued by the Company, the distribution of the shares is being accounted for as a reverse spin-off for accounting purposes. Beta was solely a holding company for Famous Records, Corp. For purposes of these financial statements, the assets, liabilities and expenses of Beta, have been excluded. These primarily related to wages due to related parties, and intercompany loans made, which were forgiven as a result of the Stock Sale and Purchase Agreement.

BASIS OF PRESENTATION

The consolidated financial statements of the Company (Delta and Famous collectively) were prepared in accordance with accounting principles generally accepted in the United States of America. The outstanding shares presented represent the shares in Delta which were issued as a result of the reverse spinoff as if the transaction had occurred at the inception of Famous.


NOTE 2: SUMMARY OF ACCOUNTING POLICIES

CONSOLIDATION PRINCIPLES

The consolidated financial statements have been prepared in accordance with US GAAP for all periods presented and include the accounts of the Company and its majority owned subsidiaries over which the Company exercises control. All significant intercompany accounts and transactions have been eliminated in consolidation.

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to FDIC limits. At December 31, 2009 there was no uninsured cash.

Accounts receivable represent royalties due to the Company pursuant to a distribution agreement for the licensing and distribution of digital media to customers in a variety of markets and geographic regions.

Other financial instruments include amounts due to related parties for wages and advances, and due to the short-term maturity of these obligations, the carrying value represents the fair value.

REVENUE RECOGNITION:

Revenue is generated through the sale and licensing of recorded music. Revenues are recognized when all of the following have been met:

   o  Persuasive evidence of an arrangement exists;

   o  Delivery or service has been performed;

   o The customer's fee is deemed to be fixed or determinable and free of contingencies or significant uncertainties

   o  Collectability is probable.

We have entered into an agreement with a distributor whereby we have granted them the right to distribute our recorded music. Based on the terms set forth in the agreement, we have determined that the conditions for revenue recognition are met when we have obtained notification by the distributor of the amount due to us. There are minimum payment thresholds in the agreement, and no payment is made to us until we have met these thresholds, however, the Company has determined that collectability is probable once the distributor has provided us with a statement detailing the amounts due to us.

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ADVERTISING:

Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 2009 and 2008 was $550, and nil, respectively

INCOME TAXES:

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

INCOME (LOSS) PER SHARE:

Basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2009 and 2008 diluted net loss per share is equivalent to basic net loss per share as the inclusion of any shares committed to be issued would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS:

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset de-recognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2009, the FASB issued Accounting Standards Update 2009-01, Topic 105 - Generally Accepted Accounting Principles ("ASU 2009-01"), which superseded all accounting standards in U.S. GAAP, aside from those issued by the SEC. ASU 2009-01 is effective for reporting periods ending after September 15, 2009. We adopted ASU 2009-01 for reporting in the third quarter of our 2009 fiscal year. The codification does not change or alter existing GAAP. Adoption of ASU 2009-01 did not have a material impact on our Consolidated Financial Statements.

NOTE 3: DISTRIBUTION AGREEMENTS

Famous has entered into Pressing and Distribution license agreements with various artists. The agreements generally have five year terms, which commence on the date of each CD or DVD released. The Company acts as the record label whereby the Company agrees to have an album commercially released within six months following all finished product being submitted to and accepted by the Company. The Company pays for labels, pressings and CDs including shipping, artwork & printing on behalf of the production company as well as the payment of any mechanical & copyright royalties. Additionally, the Company is responsible for all digital and download sales.

The Company will receive fifty percent of all advances and royalties derived from overseas export sales under the agreements and forty percent on all domestic sales. The royalties will be calculated after first deducting any of the initial costs incurred by the Company.

In relation to the agreements, the Company has committed to spend at least $25,000, at its own discretion, per Pressing and Distribution license agreement, towards promotion of the record released. The promotional expense will be recouped by the Company from payments received from the record label's distributor.

During the year ended December 31, 2009 and from the Date of Inception, August 21, 2008 through December 31, 2009, we have recognized revenue of $834 and incurred costs related to the agreements of $6,546.


NOTE 4: RELATED PARTY TRANSACTIONS

At December 31, 2009 and 2008 Due to Related Parties consists of the following:

                                             December 31,    December 31,
                                                 2009            2008
                                             ------------    ------------

Due to Tucker Family Spendthrift Trust         $30,333         $    68
Due to Beta Music Group, Inc. ........               -          12,066
                                               -------         -------
                                               $30,333         $12,134
                                               =======         =======

In December 2009, in relation to the reverse spinoff from Beta, Beta forgave all amounts Due to Beta Music Group, Inc. The Company recorded $13,898 of debt forgiveness as Additional Paid in Capital.

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Tucker Family Spendthrift Trust has made advances to the Company to fund operations. The advances are considered short-term in nature and are non-interest bearing.

During October 2009, the Company entered into an employment agreement with Michelle Tucker to act as President of the Company. Per the terms of her employment agreement, she is to receive compensation of $3,000 per month.

During October 2009, the Company entered into agreements with three individuals to serve as Corporate Directors. Per the terms of the agreements the Director's are to receive 5,000 shares of common stock for each month that they serve. If the Director serves as a Chairman of any committee, he is to receive an additional 2,500 shares per month, and if he is serves on any committee, he is to receive an additional 1,250 shares per month. As of December 31, 2009, these individuals were entitled to 45,000 shares for serving as board of directors of Delta, these shares were accounted for but none of these shares were issued as of the date of this report.

The Company, through its subsidiary, Famous, entered into an employment agreement and a Director agreement with Jeffrey Collins to act as President of Famous and as a member of the Board of Directors of Famous. Mr. Collins is to receive compensation in the amount of $4,000 per month for his services as President of Famous. Additionally, on October 22, 2008, the Board of Directors of Beta Music Group, Inc. approved the issuance of 1,230,942 shares of Beta common stock to Mr. Collins in relation to his employment agreement with Famous. The Beta shares were valued at $.01 per share which represented their fair value at the time of issuance. The shares of Beta were to vest over a period of three years, and should his employment with Famous cease prior to the end of the three year term, the shares are subject to forfeiture on a pro-rata basis. In connection with the spin-off of Delta from Beta, Mr. Collins is to receive shares of Delta on a one on one basis, therefore, should his employment with Famous cease prior to the end of the three year term, the Delta shares are subject to forfeiture on a pro-rata basis.

Per the terms of his Director Agreement, Mr. Collins is to receive 5,000 shares of Famous common stock per month for being a member of the Board of Directors of Famous. If he should serve as Chairman of any committee, he shall receive 2,500 Famous shares per month, and for service on any other committee he shall receive an additional 1,250 Famous shares per month. At December 31, 2009, Mr. Collins was due 75,000 shares of common stock of Famous, these shares have been accounted for, however, they have not yet been issued as of the date of this report.

At December 31, 2009, accrued wages-related parties represents all amounts due under the aforementioned Director and Employment agreements.

The Company, through its subsidiary Famous, has entered into a month to month lease agreement with Famous' president. Monthly rent expense is $500. From the date of inception, October 2, 2009 through December 31, 2009, rent expense in the amount of $1,500 has been recorded. Prior to May 2009, Famous had been provided office space, telephone and secretarial services from a related party at no charge.

Currently, Delta is provided office space, telephone and secretarial services from a related party at no charge.

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: INCOME TAXES

At December 31, 2009 and 2008 deferred tax assets consist of the following:

                                         December 31,      December 31,
                                             2009              2008
                                         ------------      ------------

Federal loss carryforwards .......         $ 14,713          $  2,029
State operating loss carryforwards            4,904               676
                                           --------          --------
                                             19,617             2,705
Less: valuation allowance ........          (19,617)           (2,705)
                                           --------          --------
                                           $      -          $      -
                                           ========          ========

The Company has established a valuation allowance equal to the full amount of the deferred tax asset primarily due to uncertainty in the utilization of the net operating loss carry forwards.

As of December 31, 2009, the effective tax rate is lower than the statutory rate due to net operating losses.

The estimated net operating loss carry forwards of approximately $97,000 begin to expire in 2028 for both federal and state purposes.


NOTE 6: STOCKHOLDERS' EQUITY

At December 31, 2009, the authorized capital of the Company consisted of 100,000,000 shares of common stock with a par value of $.001. All the outstanding shares are held in the name of Beta Music Group, Inc. The shares held by Beta are to be distributed to the shareholders of record of Beta Music Group, Inc. as of December 14, 2009 pursuant to a Sale and Stock Purchase Agreement of a controlling interest of Beta on December 15, 2009.

The Company has committed to issue shares of its subsidiary Famous to an officer of Famous as well as shares of Delta to directors for their services. See Note 4.


NOTE 7: NONCONTROLLING INTEREST

As discussed in Note 4, at December 31, 2009, Mr. Collins is entitled to 75,000 shares of common stock of Famous.

                         DELTA ENTERTAINMENT GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8: GOING CONCERN

At December 31, 2009, the Company has a working capital deficit. As such, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activities, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short-term loans from related parties and additional equity investments, which will enable the Company to continue operations for the coming year.


NOTE 9: SUBSEQUENT EVENTS

Management has evaluated subsequent events, and the impact on the reported results and disclosures, through March 23, 2010:

Subsequent to December 31, 2009 the Company received advances from related parties of approximately $10,500.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

         The expenses of registration and distribution will be borne exclusively by the Registrant and include:

         Registration Fee ......   $    nil
         Electronic Filing .....      1,000
         Transfer Agent Fees ...      1,500
         Legal .................     15,000
         Accounting ............      6,000
                                   --------
             Total .............   $ 23,500

                     RECENT SALE OF UNREGISTERED SECURITIES

         There have been no recent sale of unregistered securities.

EXHIBITS.

3(i).1   Articles of Incorporation
3(ii).1  By-laws
5.1      Opinion on legality
10.1     Employment Agreement with Michelle Tucker
10.2     Director Agreement with Francisco Del
10.3     Director Agreement with Marshall Freeman
10.4     Director Agreement with Michelle Tucker
10.5     Employment Agreement with Jeffrey Collins
23.1     Consent of auditors
23.2     Consent of Jeffrey G. Klein, P.A. (Included as part of Exhibit 5.1)

                                  UNDERTAKINGS

         Upon effectiveness of this registration statement, the Registrant will provide to its parent company certificates in such denominations and registered in such names as required to permit prompt distribution to the named shareholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to any provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Plantation, State of Florida on March 25, 2010.

Registrant: Delta Entertainment Group, Inc.

By: /s/ Michelle Tucker
    -------------------
    CEO, President and Chief  Accounting  Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                             Title                        Date
---------                             -----                        ----


/s/ Michelle Tucker               CEO/DIRECTOR                 March 25, 2010
-------------------
Michelle Tucker


/s/Marshall Freeman                 DIRECTOR                   March 25, 2010
-------------------
Marshall Freeman


/s/ Francisco Del                   DIRECTOR                   March 25, 2010
-----------------
Francisco Del